UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 19, 2016

MATTEL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California	90245-5012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code

(310) 252-2000

N/A

(Former Name or Former Address if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Mattel, Inc. (“Mattel”) was held on May 19, 2016.

All of the nominees for director listed in Proposal 1 in the proxy statement were elected by a majority of the votes cast, as follows:

Name of Nominee	Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
Michael J. Dolan	264,868,588	15,419,035	274,749	28,021,576
Trevor A. Edwards	268,254,835	12,030,554	276,983	28,021,576
Dr. Frances D. Fergusson	262,893,065	17,396,070	273,237	28,021,576
Ann Lewnes	271,136,528	9,157,011	268,833	28,021,576
Dominic Ng	278,777,295	1,507,133	277,944	28,021,576
Vasant M. Prabhu	278,665,734	1,617,950	278,688	28,021,576
Dean A. Scarborough	269,656,991	10,628,133	277,248	28,021,576
Christopher A. Sinclair	265,249,852	14,302,842	1,009,678	28,021,576
Dirk Van de Put	276,136,893	4,144,913	280,566	28,021,576
Kathy White Loyd	265,073,613	15,221,899	266,860	28,021,576

Proposal 2, a proposal to approve, on a non-binding, advisory basis, the compensation of Mattel’s named executive officers, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
252,753,847	27,049,473	759,052	28,021,576

Proposal 3, a proposal to ratify the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2016, was approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
306,252,872	1,863,168	467,908	N/A

Proposal 4, a stockholder proposal regarding an independent Board Chairman, was not approved by the following vote:

Votes Cast “FOR”	Votes Cast “AGAINST”	Abstentions	Broker Non-Votes
91,262,204	186,996,804	2,303,364	28,021,576

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC.

Dated: May 24, 2016	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer and Secretary